PRICING SUPPLEMENT NO. 37                                Rule 424 (b)(3)
DATED: September 22, 1997                              File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:        Floating Rate Notes       Book Entry Notes
$100,000,000             [x]                       [x]

Original Issue Date:     Fixed Rate Notes          Certificated Notes
9/25/97                  [_]                       [_]

Maturity Date: 01/02/2001

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                           Optional            Optional
                     Redemption            Repayment           Repayment
Redeemable On        Price(s)              Date(s)             Price(s)
-------------        ----------            ---------           ----------

N/A                  N/A                   N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Quarterly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.17%
----------------------------------

*        Quarterly on the 25th, commencing December 25, 1997.

**       Quarterly on the 25th, commencing December 25, 1997.

***      The CMT Rate on September 23, 1997, plus 17 basis points.

         The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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